EXHIBIT 23.1

                    CONSENT OF AIDMAN, PISER & COMPANY, P.A.

As independent certified public accountants of Speedcom Wireless Corporation, we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003, except for Notes 2 and 18, as to which the date is December 10, 2003, in the Registration Statement (Form S1) of P-Com, Inc. filed with the Securities and Exchange Commission.


                                        /s/ AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida
December 10, 2003